Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

CNFinance Holdings Limited:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the registration statement.

/s/ KPMG Huazhen LLP

Guangzhou, China

August 24, 2018